Exhibit 99.3
Revised: January 2005
MERRILL LYNCH & CO., INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER
I.    Purpose

The Audit Committee (the “Committee”) shall be appointed by the Board of Directors (the “Board” or “Board of Directors”) of Merrill Lynch & Co., Inc. (together with its affiliates, the “Corporation”) to:

•	Assist the Board in fulfilling its oversight responsibility relating to the:

A.	Preparation and integrity of the Corporation’s financial statements and oversight of related disclosure matters;

B.	Qualifications, independence and performance of, and the Corporation’s relationship with, the independent auditor;

C.	Performance of the Corporation’s internal audit function;

D.	Performance of the Corporation’s risk management function; and

E.	The Corporation’s compliance with legal and regulatory requirements.

•	Provide the report required by the rules of the Securities Exchange Commission (the “Commission”) to be included in the Corporation’s annual proxy statement.
II.   Membership

The Committee’s membership shall be determined by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee and shall consist of at least three (3) Board members. The Committee members shall meet the requirements for independence, experience and expertise set forth in the applicable laws and the regulations of the Commission and the New York Stock Exchange. In that regard, the Committee shall endeavor to have at least one member who either meets the Commission’s definition of “audit committee financial expert” or who, in the business judgment of the Board, is capable of serving the functions expected of such financial expert. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, shall appoint the Chair of the Committee.

Service on the Committee requires a significant time commitment from its members. In determining whether a committee member is able to meet the significant time commitment, the Board will take into consideration the other obligations of such member, including full-time employment, service on other boards of directors and audit committees.

III. Meetings and Reports

The Committee shall meet as frequently as it determines, but not less frequently than six times per year. The Chair of the Committee, or any two members of the Committee, may call meetings of the Committee. Meetings of the Committee may be held telephonically.

The Chair shall preside at all sessions of the Committee at which he or she is present and shall set the agendas for Committee meetings. All members of the Board of Directors are free to suggest items for inclusion in the agenda for the Committee’s meetings. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee sufficiently in advance of each meeting to permit meaningful review.

The Committee shall meet periodically in separate private sessions with management, the internal auditors, the independent auditor and the General Counsel. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or advisers to, the Committee.

The Committee shall report regularly to the Board with respect to such matters that are within the Committee’s responsibilities and with respect to such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chair or by any other member designated by the Committee to make such report. The Committee shall maintain minutes or other records of meetings and activities of the Committee.

The Committee shall provide the report of the Committee to be contained in the Corporation’s annual proxy statement, as required by the rules of the Commission.
IV. Authority

The Committee shall perform the following functions and may carry out additional functions and adopt additional policies and procedures in furtherance of the purpose of the Committee outlined in Section I of this Charter, as may be appropriate in light of changing business, legislative, regulatory, or other conditions, or as may be delegated to the Committee by the Board of Directors from time to time.

          A.  Financial Statements and Disclosure Matters

1.
The Committee shall meet to review and discuss with management and the independent auditor the Corporation’s annual audited and quarterly consolidated financial statements, including the disclosures contained in the Corporation’s Annual Report on Form 10-K (“Form 10-K”) and its Quarterly Reports on Form 10-Q (“Form 10-Q”), under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” After review of the annual audited consolidated financial statements and the reports and discussions required by Sections A. 7. and B. 5. of this Charter, the Committee shall determine whether to recommend to the Board of Directors that such financial statements be included in the Corporation’s Form 10-K.

2.
The Committee shall be advised of (i) the execution by the Corporation’s Chief Executive Officer and Chief Financial Officer of the certifications required to accompany the filing of the Form 10-K and the Forms 10-Q, and (ii) any other information required to be disclosed to it in connection with the filing of such certifications.

3.
The Committee shall discuss with management and the independent auditor any significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy and clarity of the Corporation’s disclosure procedures.

4.	The Committee shall review and discuss the quarterly reports from the independent auditor on:

(a)	All critical accounting policies and practices to be used.

(b)
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment recommended by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.
The Committee shall discuss with management the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be conducted generally (i.e., by discussing the types of information to be disclosed and the types of presentations to be made). The Committee may delegate responsibility for the review of the quarterly earnings press release to a member of the Committee.

6.
The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

7.
The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

B.	Oversight of the Corporation’s Relationship with the Independent Auditor

1.
The Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purposes of preparing or issuing an audit report or related work (including audit-related review or attest services). The independent auditor shall report directly to the Committee.

2.
The Committee shall review and approve in advance the annual plan and scope of work of the independent auditor, including staffing of the audit, and shall review with the independent auditor any audit-related concerns and management’s response.

3.
The Committee shall pre-approve all auditing services and all permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by the independent auditor, to the extent required by law, according to established procedures. The Committee may delegate to one or more Committee members, the authority to grant pre-approvals for audit and permitted non-audit services to be performed for the Corporation by the independent auditor, provided that decisions of such members to grant pre-approvals shall be presented to the full Committee at its next regularly scheduled meeting.

4.
The Committee shall review and evaluate the experience, qualifications and performance of the senior members of the independent auditor team on an annual basis. As part of such evaluation, the Committee shall review with the lead audit partner whether any of the audit team members receive any discretionary compensation from the audit firm with respect to procurement or performance of any services, other than audit, review or attest services, by the independent auditor.

5.
The Committee shall obtain and review a report from the independent auditor at least annually addressing (i) the independent auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditor and the Corporation (in order to assess if the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and the internal auditors.)

6.
The Committee shall ensure the rotation of members of the audit engagement team, as required by law and will require that the independent auditor provide a plan for the orderly transition of audit engagement team members. The Committee shall also consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

7.
The Committee shall establish the Corporation’s policies for the hiring by the Corporation of employees or former employees of the independent auditor who participated in any capacity in the audit of the Corporation.

C.	Oversight of the Corporation’s Internal Audit Function

1.
The Committee shall review and discuss with the independent auditor the annual audit plan of the Corporate Audit Department, including responsibilities, budget and staffing, and, if appropriate, shall recommend changes.

2.
The Committee shall review, as appropriate, the results of internal audits and shall discuss such matters with the Corporate Audit Department and with the Corporation’s management, including significant reports to management prepared by the Corporate Audit Department and management’s responses.

3.
The Committee shall participate in the appointment and performance evaluation of the Corporation’s Head of the Corporate Audit Department. The Committee shall also review the adequacy of resources to support the internal audit function, and, if appropriate, recommend changes.

4.
The Committee shall discuss, as appropriate, the adequacy of the Corporation’s internal controls with the Corporate Audit Department, the independent auditor and management, including without limitation, reports regarding (a) significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting. The Committee shall review and discuss, as appropriate, any special audit steps implemented by management to address significant control deficiencies.

D.	Oversight of the Corporation’s Risk Management Function

1.
The Committee shall oversee the Corporation’s risk management function and shall discuss with management the major financial, legal and reputational risk exposures of the Corporation and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

E.	Oversight of the Corporation’s Compliance Function

1.
The Committee shall monitor the Corporation’s compliance function, including compliance with the Corporation’s policies, and shall review with the Corporation’s General Counsel and Director of Corporate Audit the adequacy and effectiveness of the Corporation’s procedures to ensure compliance with legal and regulatory requirements.

2.
The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

3.
The Committee shall discuss with management, the Corporation’s General Counsel and the independent auditor any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Corporation’s financial statements or accounting policies.

4.	The Committee shall discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies.
V.  Clarification of Committee’s Role

The Committee’s role is one of oversight. It is the responsibility of the Corporation’s management to plan and conduct audits and to prepare consolidated financial statements in accordance with generally accepted accounting principles, and it is the responsibility of the Corporation’s independent auditor to audit those financial statements. Therefore, each member of the Committee, in exercising his or her business judgment, shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation from whom he or she receives information, and on the accuracy of the financial and other information provided to the Committee by such persons or organizations. The Committee does not provide any expert or other special assurance as to the Corporation’s financial statements or any expert or professional certification as to the work of the Corporation’s independent auditor.

VI. Access to Management; Retention of Outside Advisers

A.	Access to Management

The Committee shall have full, free and unrestricted access to the Corporation’s senior management and employees, and to the Corporation’s internal and independent auditors.

B.	Access to Outside Advisers

The Committee has the authority to retain legal counsel, consultants, or other outside advisers, with respect to any issue or to assist it in fulfilling its responsibilities, without consulting or obtaining the approval of any officer of the Corporation.

The Corporation shall provide for appropriate funding, as determined by the Committee, for payment (i) of compensation to the independent auditor, (ii) to any advisers retained by the Committee, and (iii) of any ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee’s duties.

VII. Annual Evaluation; Charter Review

A.	Annual Self-Evaluation

The Committee shall perform an annual review and self-evaluation of the Committee’s performance, including a review of the Committee’s compliance with this Charter. The Committee shall conduct such evaluation and review in such manner as it deems appropriate and report the results of the evaluation to the entire Board of Directors.

B.	Charter Review

The Committee shall review and assess the adequacy of this Charter on an annual basis, and, if appropriate, shall recommend changes to the Board of Directors for approval.